SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 3, 1999

      ENVIRONMENTAL MONITORING & TESTING CORPORATION
      (Exact name of registrant as specified in its charter)


     Delaware                 0-18296              62-1265486

(State or other        (Commission File No.)      (IRS Employer
jurisdiction of                                 Identification No.
incorporation)

    825 Main Street South, New Ellenton, South Carolina 29809

             (Address of principal executive offices)

Registrant's telephone number, including area code: (803) 652-2718

                               N/A

  (Former name or former address, if changed since last report)


Item 1.   Changes in Control of Registrant.

     (a) Pursuant to a Stock Purchase Agreement dated August 1, 1999, on November 3, 1999, WFD Partnership (the "Partnership") purchased 1,000,000 shares of the Registrant's common stock, $.01 par value, from George J. Georges, who was then an officer, director and the principal shareholder of the Registrant. On August 1, 1999, the Partnership entered into a Stock Purchase and Voting Rights Agreement with Mr. Georges pursuant to which he agreed to sell, and the Partnership agreed to buy, an additional 900,000 shares of Mr. Georges' common stock on or before December 3, 2000. At closing of the stock purchase, Vincent Ferri and Martin Jacoby, who are both general partners of the Partnership, and Sidney Pump, whose wife, Juleen Pump, is also a general partner, were elected directors of the Registrant and the Registrant's previous officers and directors then resigned. Mr. Ferri was subsequently elected president of the Registrant, Mr. Jacoby was elected treasurer, and Mr. Pump was elected secretary. Mr. Pump resigned as an officer and director by resignation letter dated January 10, 2000, and received by the Registrant January 18, 2000.

     Of the purchase price of $277,500 paid by the Partnership to Mr. Georges to acquire 1,000,000 shares of his common stock, $175,000 was borrowed by the Partnership from the Registrant, $100,000 was borrowed by the Partnership from Dennis Jacoby, a general partner of the Partnership, and the balance of $2,500 was contributed by Sidney Pump. Subsequent to the funding of the loan from the Registrant to the Partnership, the Registrant and the Partnership executed a loan agreement dated January 21, 2000, to evidence the November 3, 1999, loan transaction.

     The Registrant is not able to determine whether the loan transaction between the Partnership and the Registrant was approved by the Registrant's directors or shareholders at the time the loan was made. In the event that the loan was not approved, the Registrant may have the right to proceed against the Partnership and its partners for recovery of the funds loaned to the Partnership. Mr. Georges has agreed in writing with the Partnership that he will not exercise any right that he might to have rescind the transaction on the basis of lack of corporate approval.

     Certain of the general partners of the Partnership have made, and have agreed to continue to make, advances to the Registrant from time-to-time on behalf of the Partnership, and such advances will be applied to the payment of interest and principal on the Partnership's loan from the Registrant.

     (b) The table below provides the following information as of February 2, 2000, with respect to (i) any person who is known to the Registrant to be the beneficial owner of more than five percent of any class of the Registrant's voting securities, (ii) each of the named executive officers and directors, and
(iii) by all directors and executive officers of the Registrant as a group.


                Name and                 Amount and
                Address of               Nature of
                Beneficial               Beneficial          Percent
 Title of Class Owner                    Owner(1)            of Class

 Common Stock,  Vincent A. Ferri(2)      1,900,000           49.9%
 $.01 par value 10721 St. Andrews Road
                Boynton Beach, FL 33436

                Martin Jacoby(2)         1,900,000           49.9%
                9866 NW 17th Street
                Coral Springs, FL 33071

                Dennis Jacoby            1,900,000           49.9%
                412 Capri I
                Delray Beach, FL 33484

                Juleen Pump              1,900,000           49.9%
                4811 NW 98th Way
                Coral Springs, FL 33076

                WFD Partnership(3)       1,900,000           49.9%
                10721 St. Andrews Road
                Boynton Beach, FL 33436

                All Directors and        1,900,000           49.9%
                Executive Officers
                as a Group
___________________
     (1)  The Partnership is the record owner of 1,000,000 shares of the
          Registrant's common stock.  As the Partnership has the right to vote
          900,000 additional shares of the Registrant's common stock pursuant to the Stock Purchase and Voting Rights Agreement, in accordance with
          Rule 13d-3 the Partnership is deemed to be the beneficial owner of those 900,000 shares.  Also pursuant to Rule 13d-3, each of the partners of the Partnership is deemed to be the beneficial owner of the shares held of record and beneficially by the Partnership, being an aggregate of 1,900,000 shares.
     (2)  Officer and Director of the Registrant.
     (3)  The partners of the Partnership are Vincent Ferri, Martin Jacoby,
          Dennis Jacoby and Juleen Pump. In accordance with the Partnership's
          Partnership Agreement, Partnership voting rights and the
          distribution of the Registrant's shares owned by the Partnership are allocated on the basis of 280,000 shares each to Mr. Ferri, Mrs. Pump, and Dennis Jacoby, and 160,000 shares to Martin Jacoby.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibits

10.1*     Loan Agreement dated January 21, 2000, between WFD Partnership and the
          Registrant.

20.1*     Stock Purchase Agreement dated August 1, 1999, between WFD Partnership and George J. Georges.

20.2*     Stock Purchase and Voting Rights Agreement dated August 1, 1999, between WFD Partnership and George J. Georges.
__________________

     *    Incorporated by reference to Schedules 13D filed by WFD Partnership,
          Vincent Ferri, Martin Jacoby and Dennis Jacoby on January 27, 2000.


                            SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   ENVIRONMENTAL MONITORING
                                   & TESTING CORPORATION
                                        (Registrant)


Dated: January 25, 2000                 By: /s/ Vincent A. Ferri
                                            Vincent A. Ferri, President


